Exhibit 5.1

March 21, 2008

American Equity Investment Life Holding Company

5000 Westown Parkway, Suite 440

West Des Moines, Iowa 50266

Re:                               American Equity Investment Life Holding Company
Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Chief Financial Officer and General Counsel for American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) for the registration of 3,240,495 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), to be issued under the American Equity Investment NMO Deferred Stock Compensation Plans for the years 1998-2006 (collectively, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the form of Registration Statement relating to the Shares; (ii) a specimen certificate representing the Common Stock; (iii) the Articles of Incorporation of the Company, as amended to date and currently in effect; (iv) the Second Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (v) the Plans and (vi) certain resolutions of the Board of Directors of the Company relating to the Shares, the Plans and the filing of the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, facsimile, electronic, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

My opinions set forth herein are limited to the laws of the state of Iowa that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, I am of the opinion that the Shares, when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) certificates representing the Shares to be issued under the Plans in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar; and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plans, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the inclusion of my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wendy L. Carlson
Wendy L. Carlson
Chief Financial Officer and General Counsel